Rand Logistics, Inc.

RAND LOGISTICS REPORTS FIRST QUARTER FISCAL YEAR 2013 FINANCIAL RESULTS
Operating Income Plus Depreciation and Amortization Increased by 26.8% Year-Over-Year

New York, NY – August 6, 2012 - Rand Logistics, Inc. (Nasdaq: RLOG) (“Rand”) today announced financial and operational results for its fiscal year 2013 first quarter ended June 30, 2012.

Quarter Ended June 30, 2012 Financial Highlights
Versus Quarter Ended June 30, 2011

•
Marine freight revenue (excluding fuel and other surcharges, and outside charter revenue) increased by $5.6 million, or 18.4%, to $36.3 million from $30.7 million. This increase was attributable to 109 additional Sailing Days and contractual price increases.

•
Marine freight revenue per Sailing Day increased by $2,122, or 7.4%, to $30,943 per Sailing Day compared to $28,821 per Sailing Day. This increase was somewhat offset by slightly reduced backhauls and a weaker Canadian dollar.

•	Vessel operating expenses per Sailing Day increased by $1,411, or 5.3%, to $28,243 per Sailing Day from $26,832 per Sailing Day. This increase was attributable in part to higher fuel costs.
•	Operating income increased by $1.8 million, or 30.3%, to $7.6 million compared to $5.8 million.
•	Operating income plus depreciation and amortization increased by $2.6 million, or 26.8%, to $12.3 million from $9.7 million.

Management Comments

Scott Bravener, President of Lower Lakes, stated, “Overall, we are pleased with our first quarter results. Our improvement was driven in part by a full quarter of operation from the vessel that was repowered last year that we only operated for 30 days in the first quarter of fiscal year 2012. Overall, our fleet, with the exception of one vessel, performed close to or surpassed expectations for the quarter.  We expect that the vessel that performed below expectations will return to budgeted contribution levels by mid-August. Our business visibility remains solid and demand for our services in our markets continues to be strong. Based on current market conditions, we do not believe that the tonnage that we carry in the 2012 sailing season will deviate materially from the levels that our earnings guidance was predicated on.”

Laurence S. Levy, Chairman and CEO of Rand, commented, “Our operating income plus depreciation and amortization continues to benefit from increased scheduling efficiencies due to the growth of the fleet. This improvement validates the assumptions upon which our recent acquisitions were predicated. Our results for the quarter exclude any benefit from the self unloading ATB unit we acquired in December 2011, which we expect to introduce into service later this quarter. Based on customer contracts in hand, we expect that this vessel will be fully utilized as soon as it commences sailing.”

“We continue to believe that we are well positioned to accelerate stockholder value creation given our non-duplicatable asset portfolio, the long-term nature of our customer contracts, attractive market supply/demand dynamics, and our favorable cost structure.”

Rand Logistics, Inc.
Summary Statements of Operations (Unaudited)
(U.S. Dollars 000's except for Shares and Per Share data)

	Three months ended	Three months ended
	June 30, 2012	June 30, 2011
Revenue
Freight and related revenue	$36,327	$30,694
Fuel and other surcharges	12,475	11,332
Outside voyage charter revenue	810	310
	49,612	42,336
Expenses
Outside voyage charter fees	822	307
Vessel operating expenses	33,157	28,576
Repairs and maintenance	387	826
General and administrative	2,970	2,976
Depreciation and amortization of drydock costs and intangibles	4,693	3,867
Loss (gain) on foreign exchange	4	(31)
	42,033	36,521
Operating Income	7,579	5,815

Net income applicable to common stockholders	$2,337	$2,669
Net income per share – basic and diluted	$0.13	$0.18

Management will host a conference call to discuss the results at 8:30 a.m. ET on Tuesday, August 7, 2012. Interested parties may participate in the conference call by dialing 877-218-9317 (706-758-6006 for international callers), Conference ID# 12399827. Please dial in 10 minutes before the call is scheduled to begin.

A telephonic replay of the conference call may be accessed approximately two hours after the completion of the call through October 7, 2012. Dial 855-859-2056 (404-537-3406 for international callers), Conference ID# 12399827, to access the phone replay.

The conference call will be webcast simultaneously on the Rand Logistics, Inc. website at www.randlogisticsinc.com/presentations.html.  The webcast replay will be archived for 12 months.

Forward-Looking Statements
This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements.  Important factors that contribute to such risks include, but are not limited to, the effect of the economic downturn in our markets; the weather conditions on the Great Lakes; and our ability to maintain and replace our vessels as they age.

For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Rand's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on June 8, 2012.

About Rand Logistics
Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of four conventional bulk carriers and twelve self-unloading bulk carriers including four tug/barge units. The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company's vessels operate under the U.S. Jones Act – which reserves domestic waterborne commerce to vessels that are U.S. owned, built and crewed, – and the Canada Coasting Trade Act – which reserves domestic waterborne commerce to Canadian registered and crewed vessels that operate between Canadian ports.

CONTACT:
Rand Logistics, Inc. Laurence S. Levy, Chairman & CEO Edward Levy, President (212) 644-3450	-OR-	INVESTOR RELATIONS COUNSEL: Lesley Snyder (212) 863-9413 LSnyder@randlogisticsinc.com

Rand Logistics, Inc.
Consolidated Statements of Operations (Unaudited)
(U.S. Dollars 000's except for Shares and Per Share data)

	Three months ended	Three months ended
	June 30, 2012	June 30, 2011
REVENUE
Freight and related revenue	$36,327	$30,694
Fuel and other surcharges	12,475	11,332
Outside voyage charter revenue	810	310
TOTAL REVENUE	49,612	42,336

EXPENSES
Outside voyage charter fees	822	307
Vessel operating expenses	33,157	28,576
Repairs and maintenance	387	826
General and administrative	2,970	2,976
Depreciation	3,488	2,791
Amortization of drydock costs	879	739
Amortization of intangibles	326	337
Loss (gain) on foreign exchange	4	(31)
	42,033	36,521
OPERATING INCOME	7,579	5,815

OTHER (INCOME) AND EXPENSES
Interest expense	2,704	2,001
Interest income	(4)	(1)
Gain on interest rate swap contracts	(270)	(45)
	2,430	1,955

INCOME BEFORE INCOME TAXES	5,149	3,860
PROVISION FOR INCOME TAXES
Current	-	57
Deferred	2,054	474
	2,054	531
NET INCOME BEFORE PREFERRED STOCK DIVIDENDS	3,095	3,329
PREFERRED STOCK DIVIDENDS	758	660
NET INCOME APPLICABLE TO COMMON STOCKHOLDERS	$2,337	$2,669

Net income per share basic and diluted	$0.13	$0.18
Weighted average shares basic and diluted	17,720,071	14,858,952

Rand Logistics, Inc.
Consolidated Balance Sheets (Unaudited)
 (U.S. Dollars 000's except for Shares and Per Share data)

	June 30,	March 31,
	2012	2012
ASSETS
CURRENT
Cash and cash equivalents	$4,157	$5,563
Accounts receivable	25,551	5,343
Prepaid expenses and other current assets	7,449	6,510
Deferred income taxes	286	284
Total current assets	37,443	17,700

PROPERTY AND EQUIPMENT, NET	204,271	200,862
LOAN TO EMPLOYEE	250	250
OTHER ASSETS	1,360	1,528
DEFERRED INCOME TAXES	760	1,318
DEFERRED DRYDOCK COSTS, NET	11,309	9,879
INTANGIBLE ASSETS, NET	15,229	16,101
GOODWILL	10,193	10,193

Total assets	$280,815	$257,831
LIABILITIES
CURRENT
Bank indebtedness	$23,804	$-
Accounts payable	20,340	19,301
Accrued liabilities	17,811	18,175
Interest rate swap contracts	809	1,088
Income taxes payable	32	76
Deferred income taxes	237	418
Current portion of deferred payment liability	431	431
Current portion of long-term debt	9,599	9,686
Total current liabilities	73,063	49,175
LONG-TERM PORTION OF DEFERRED PAYMENT LIABILITY	1,958	2,063
LONG-TERM DEBT	119,972	123,915
OTHER LIABILITIES	242	242
DEFERRED INCOME TAXES	4,543	3,091

Total liabilities	199,778	178,486
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value,	14,900	14,900
Authorized 1,000,000 shares, Issued and outstanding 300,000 shares
Common stock, $.0001 par value,	1	1
Authorized 50,000,000 shares, Issuable and outstanding 17,724,306 shares
Additional paid-in capital	88,269	87,853
Accumulated deficit	(23,012)	(25,349)
Accumulated other comprehensive income	879	1,940

Total stockholders’ equity	81,037	79,345

Total liabilities and stockholders’ equity	$280,815	$257,831